UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 28, 2024

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2024, Harvard Bioscience, Inc. (the “Company”) entered into a third amendment (the “Third Amendment”) to the Credit Agreement (the “Credit Agreement”), dated as of December 22, 2020, among the Company, the lenders party thereto (the “Lenders”), and Citizens Bank, N.A., as the administrative agent (in such capacity, the “Administrative Agent”), as further amended, restated, supplemented or otherwise modified from time to time.

The Credit Agreement provides that Consolidated EBITDA (as defined therein) may be increased by, among other things, the amount of certain non-recurring costs and expenses, provided that the amount of such increase shall not in any period exceed 10% of Consolidated EBITDA (the “10% Cap”).

Pursuant to the Third Amendment, the Lenders and the Administrative Agent agreed to modify the definition of “Consolidated EBITDA” to provide that, notwithstanding the 10% Cap, Consolidated EBITDA may be increased by the amount of (i) the commission fee expected to be paid by the Company in relation to the Employee Retention Credit received in the fiscal year ending on or before December 31, 2024; and (ii) reserves and expenses related to finalizing an escheatment audit with the State of Delaware in a total amount equal to or around $600,000 expected to be paid during the second quarter of 2024.

The Third Amendment further provides that there are no fees, expenses or disbursements required to be paid in connection with the Third Amendment (other than reimbursable attorney costs as provided in Section 10.3 of the Credit Agreement).

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Items.

As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company received a cash payment of $3.1 million in connection with employee retention credits pursuant to the Coronavirus Aid, Relief, and Economic Security Act. This amount was received in the first quarter of 2024. The Company expects to receive additional cash payments of $3.1 million in connection with such credits during fiscal year 2024. The Company expects to incur an aggregate commission fee of approximately $1 million in connection with such credits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Credit Agreement, dated March 28, 2024 among Harvard Bioscience, Inc., Citizens Bank, N.A., as the administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.
By:	/s/ John Fry
	Name:	John Fry
	Title:	Chief Legal Counsel and Secretary

Date: April 3, 2024